UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 3, 2021

SEACHANGE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-38828	04-3197974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 Huntington Avenue, Suite 1703

PMB 73480

Boston, MA 02115

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (978) 897-0100

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	SEAC	The Nasdaq Global Select Market
Series A Participating Preferred Stock Purchase Rights	SEAC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Upon the recommendation of its Corporate Governance and Nominating Committee, on August 3, 2021, the Board of Directors (the “Board”) of SeaChange International, Inc. (“SeaChange”) appointed Mr. Steven G. Singer to serve as a Class II director of SeaChange, effective immediately, with a term to expire at the 2022 Annual Meeting of Stockholders. The Board has also appointed Mr. Singer to serve as a member of the Audit and Strategic Advisory Committees.

Mr. Singer, 60, has served on the board of CCUR Holdings, Inc. since July 2017 and currently serves as the Chairman of the Board. Mr. Singer is also a principal of and consultant to Remus Holding, Inc., a closely held investment business, a position he has held since 2016 and, since 2019, he has been a senior executive consultant to All Green Acquisitions, LLC, an environmentally-friendly precious metals recovery firm. From 2000 to 2016, Mr. Singer served as the Chairman and Chief Executive Officer of American Banknote Corporation, a provider of secure financial products and solutions and a public company through 2007. Prior to that, Mr. Singer was Executive Vice President and Chief Operating Officer of Remus Holdings, Inc. from 1994 to 2000. Mr. Singer has served on numerous public and private company boards that cover a broad range of markets, including: financial and identity transactions and documents; data storage and retrieval; complex web hosting and managed services; cable TV; beverages; energy; textiles; plastics; telecom; and pharmaceuticals and other medical devices and products. Mr. Singer holds a Bachelor of Arts degree from the University of Pennsylvania and a Juris Doctor from Harvard Law School.

For his service on the Board, Mr. Singer will receive the same compensation as other non-management directors, as described in the Company’s Definitive Proxy Statement on Schedule 14A, originally filed with the Securities and Exchange Commission (the “Commission”) on May 28, 2021. In addition, Mr. Singer has executed the Company’s standard form of indemnification agreement. The Company’s standard from of indemnification agreement was filed as Exhibit 10.15 to the Company’s Annual Report on Form 10-K filed with the Commission on April 10, 2013 and is incorporated herein by reference. Mr. Singer does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K. The Board has determined that Mr. Singer satisfies the independence requirements of the Nasdaq Stock Market and of the rules of the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Michael D. Prinn
Michael D. Prinn
Chief Financial Officer, Senior Vice President and Treasurer

Dated: August 6, 2021